WARRANT AMENDMENT AGREEMENT


      This Warrant Amendment Agreement dated as of January 15, 1999 by and between XCL Ltd., a Delaware corporation ("XCL"), and Estate of J. Edgar Monroe, J. Edgar Monroe Foundation (1976) and Construction Specialists, Inc. d/b/a Con-Spec, Inc. (collectively referred to herein as the "Warrantholders").

                    W I T N E S S E T H:

     WHEREAS, each of the Warrantholders holds the number of warrants ("Warrants") to purchase shares of common stock, par value $0.01 per share, of XCL set forth opposite its name on Schedule I attached hereto, which Warrants were originally issued pursuant to Warrant Certificates each dated as of November 6, 1998 (the "Warrant Certificates"); and

      WHEREAS, the Warrantholders acquired their Warrants in connection with their purchase of $1,500,000 in aggregate principal amount of Units issued by XCL Land Ltd., a wholly owned subsidiary of XCL and XCL Ltd., each Unit consisting of $100,000 in principal amount of a promissory note of XCL Land (collectively, the "Notes") and 21,705 Warrants; and

     WHEREAS, Warrantholders have this day subscribed for an additional $500,000 in aggregate principal of Units; and

      WHEREAS, in order to induce such Warrantholders to subscribe for the additional Units, XCL agreed to reduce the exercise price of the Warrants from $3.50 to $2.00 per share of common stock, subject to adjustment as therein provided.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

      1. The definition of "Initial Exercise Price" in the first paragraph of each Warrant Certificates is hereby amended to read as follows:

               ". at the initial exercise price of
          U.S.   $2.00  per  share  (the  "Initial
          Exercise Price") ."


All other terms and provisions of the first paragraph of each Warrant Certificate shall remain unchanged.

      2. This Warrant Amendment Agreement shall not constitute a waiver or amendment of any other provision of the Warrant Certificates not expressly referred to herein and except as expressly amended hereby, the provisions of the Warrant Certificates are and shall remain in full force and effect.

       3. Upon surrender of the original Warrant Certificates issued to the Warrantholders, XCL shall issue new Warrant Certificates of like tenor and an equivalent number of Warrants to the Warrantholders reflecting the amendment set forth in paragraph 1 above.

      4. This Warrant Amendment Agreement sets forth the entire understanding of the parties hereto with respect to the subject mater hereof and may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      5. This Warrant Amendment Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this
Warrant   Amendment  Agreement  to  be  duly  executed   and
delivered as of the date and year first above written.

                              XCL LTD.


                              By:_________________________
                              Title:_______________________

                              WARRANTHOLDERS:

                              Estate of J. Edgar Monroe

                              By:__________________________
                              Title:_______________________
                              J. Edgar Monroe Foundation
                               (1976)

                              By:___________________________
                              Title:_______________________

                              Construction Specialists, Inc.
                                 d/b/a Con-Spec, Inc.

                              By:___________________________
                              Title:________________________